Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Amy Cozamanis	Timothy Grace
Chief Financial Officer and	Investor/Analyst Information	Media Information
Chief Investment Officer	Financial Relations Board	Financial Relations Board
Digital Realty Trust, Inc.	(310) 854-8314	(312) 640-6667
(415) 508-2849

DIGITAL REALTY TRUST, INC. REPORTS 2005 FIRST QUARTER RESULTS AND

INCREASES FULL YEAR FFO GUIDANCE

Successful Acquisition and Leasing Program Positioning Company for Long-Term Growth

Highlights:

•	Reported net income available to common stockholders of $0.07 per diluted share for the first quarter of 2005.

•	Reported FFO of $0.30 per diluted share for the first quarter of 2005.

•	Acquired two properties for approximately $75.0 million in the first quarter of 2005.

•	Placed Lakeside Technology Center under contract for almost $143.0 million in the first quarter of 2005. The acquisition is expected to close during the second quarter of 2005.

•	Completed a successful preferred stock offering, generating gross proceeds of approximately $103.5 million in February 2005.

•	Subsequent to quarter end, amended credit facility to provide additional growth capital.

Menlo Park, Calif. (May 11, 2005) – Digital Realty Trust, Inc. (NYSE: DLR) today announced financial results for its first quarter ended March 31, 2005. The Company reported revenue of $39.6 million in the first quarter of 2005. Net income for the first quarter of 2005 was $2.7 million and net income available to common stockholders was $1.5 million, or $0.07 per diluted share. Funds from operations (FFO) for the three months ended March 31, 2005 was $15.8 million, or $0.30 per diluted share and unit.

The Company commenced operations on November 3, 2004, and as such, comparisons to the prior year period have not been included in this press release. Financial results for Digital Realty Trust’s predecessor for the first quarter of 2004 will be available in the Company’s Form 10-Q for the three month period ended March 31, 2005, as filed with the Securities and Exchange Commission on or before May 16, 2005.

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2730 SAND HILL ROAD, SUITE 280

MENLO PARK, CA 94025

650-233-3600

Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

“Our first full quarter as a public company was extremely rewarding,” said Richard Magnuson, Executive Chairman of Digital Realty Trust. “We reported strong financial results, and expect to reach our full-year acquisition target during the second quarter of 2005, well ahead of schedule. By maintaining our focus on the acquisition, management and leasing of highly specialized, technology-related properties, we believe Digital Realty Trust will continue to benefit from improving marketplace trends.”

Balance Sheet Update

Total assets grew to $1.1 billion at March 31, 2005, from $1.0 billion at December 31, 2004. Cash and cash equivalents were $2.9 million at March 31, 2005 compared to $4.6 million at December 31, 2004. The reduction in cash was primarily due to the acquisition of properties in Philadelphia, Pennsylvania and St. Paul, Minnesota combined with effective working capital management. Total debt at March 31, 2005 was $515.7 million and stockholders’ equity was $269.6 million, up from $173.2 million at December 31, 2004.

During the first quarter of 2005, Digital Realty Trust completed a preferred stock offering, generating gross proceeds of $103.5 million. The proceeds were used to repay borrowings under the Company’s existing line of credit, acquire properties and for other corporate purposes.

“Our balance sheet remains strong and the Company is well capitalized,” said A. William Stein, Chief Financial Officer and Chief Investment Officer of Digital Realty Trust. “Approximately 80% of our total debt is fixed, and, including extension options, we have no significant maturities until 2008. Importantly, the preferred stock offering which we completed in February, combined with an amended credit facility, provides us access to additional capital to successfully execute our growth strategy.”

Acquisition and Leasing Activity

Acquisition and leasing activity since the beginning of the year has been substantial. This will allow Digital Realty Trust to meet its 2005 full year acquisition and highly improved technology space lease-up targets ahead of schedule.

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

The Company acquired two properties for a total of $74.6 million in the first quarter of 2005, and placed two additional properties, the Lakeside Technology Center and Printers’ Square, both located in Chicago, under contract for an additional $180.1 million. The Lakeside Technology Center acquisition is expected to close during the second quarter of 2005, and the Company is continuing its due diligence on the Printers’ Square property. During the quarter, the Company also purchased the remaining 25% interest in the eBay Data Center, a 62,957 square foot data center located in Rancho Cordova, California, and now owns 100% of that property. Upon closing the Lakeside Technology Center acquisition, the portfolio will comprise 27 properties consisting of approximately 7.2 million net rentable square feet, excluding space held for redevelopment, strategically located in 14 key technology markets throughout the United States, with one property located in London, England.

Year-to-date through April 30, 2005, Digital Realty Trust has leased approximately 23,200 square feet of highly improved, technology space and more than 17,000 square feet of basic commercial space. Excluding space held for redevelopment, occupancy across Digital Realty’s property portfolio was approximately 88.9% at March 31, 2005.

“The Digital Realty Trust team has made considerable progress against our acquisition and leasing goals for 2005, significantly enhancing our portfolio,” said Michael Foust, Chief Executive Officer of Digital Realty Trust. “The buildings we’ve acquired, or plan to acquire, fit well with our growth strategy of targeting high quality, strategically located properties that contain applications and operations critical to the day-to-day operations of corporate enterprise data center and technology industry tenants. In addition, the acquisitions further improve the diversity of our portfolio, both geographically and by tenant.

“We have also been very successful in our leasing activity since the start of the year, having rented out a large portion of highly improved technology space in the San Francisco market at an initial gross rent of approximately $60 per rentable square foot. As we move through the remainder of 2005, the Company will be focused on both organic growth and growth through acquisition, by identifying additional assets that complement our portfolio while aggressively managing and leasing current assets to maximize their cash flow.”

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

2005 Outlook

Digital Realty Trust’s management increased its 2005 outlook as follows: FFO per share for the year ending December 31, 2005 is expected to be between $1.35 and $1.40. A reconciliation of the range of 2005 projected net income to projected FFO follows:

(in millions, except share and unit data)	Low end of range		High end of range
Net income before minority interest in operating partnership but after minority interest in consolidated joint ventures	$25.2	—	$27.1
Plus: Real estate related depreciation and amortization	54.0	—	55.0

Funds from operations	$79.2	—	$82.1
Less: Preferred stock dividends	(7.9)		(7.9)

FFO available to common stockholders and unit holders	$71.3	—	$74.2

FFO per share of common stock and unit outstanding	$1.35	—	$1.40

Total shares of common stock and units outstanding	52.9		52.9

The guidance provided by Digital Realty Trust in this press release is based on the following assumptions as of May 11, 2005:

•	Total acquisitions for the full year in the range of $300 million to $350 million, at an average cap rate of 8.75% to 9.25%.

•	The lease-up of 150,000 square feet to 200,000 square feet of basic commercial space at an average gross rent of $20 per square foot.

•	The lease-up of approximately 40,000 square feet of highly improved technology space at an average gross rent of $60 per square foot.

Management Note Regarding FFO Presentation

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFO should not be considered as a substitute for net income (loss) determined in accordance with GAAP as a measure of financial performance. A reconciliation from GAAP net income to FFO is included as an attachment to this press release.

Investor Conference Call Details

Digital Realty Trust will host a conference call to discuss its 2005 first quarter results tomorrow, Thursday, May 12, 2005 at 2:00 p.m. EDT/11:00 a.m. PDT. Investors are invited to participate on the call by dialing 800-219-6110 (domestic) or 303-262-2138 (international). Additionally, the call will be

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

webcast live in the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate on the live call or webcast, a replay of the webcast will be available in the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. (NYSE: DLR) owns, acquires, repositions and manages technology-related real estate. The company’s 26 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 6.3 million net rentable square feet, excluding space held for redevelopment, Digital Realty Trust’s property portfolio is located throughout the United States, with one property located in London, England. For additional information, please visit the company’s website at www.digitalrealtytrust.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include adverse economic or real estate developments in the company’s markets or the technology industry; general economic conditions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations, failure of acquired properties to perform as expected; failure to maintain the company’s status as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2004. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables to Follow

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

Digital Realty Trust, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

First Quarter 2005
January 1 - March 31, 2005
(unaudited)
Revenues:
Rental	$32,691
Tenant reimbursements	6,520
Other	432

39,643

Expenses:
Rental property operating and maintenance	7,145
Property taxes	3,681
Insurance	599
Interest	8,121
Depreciation and amortization	12,143
General and administrative	2,413
Loss from early extinguishment of debt	125
Other	521

34,748

Income before minority interests	4,895

Minority interests in consolidated joint ventures	(3)
Minority interests in operating partnership	2,159

Net income	2,739

Preferred stock dividends	(1,271)

Net income allocable to common stockholders	$1,468

Basic income per share available to common stockholders	$0.07
Diluted income per share available to common stockholders	$0.07

Weighted average common shares outstanding:
Basic	21,421,300
Diluted	21,535,485

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

Digital Realty Trust, Inc.

Consolidated and Combined Balance Sheets

(in thousands, except share data)

	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Investments in real estate:
Land	$138,014	$129,112
Acquired ground lease	1,477	1,477
Buildings and improvements	667,904	613,058
Tenant improvements	82,408	74,745

Investments in real estate	889,803	818,392
Accumulated depreciation and amortization	(37,691)	(30,980)

Net investments in real estate	852,112	787,412
Cash and cash equivalents	2,875	4,557
Accounts and other receivables	3,353	3,051
Deferred rent	14,633	12,236
Acquired above market leases, net	41,485	43,947
Acquired in place lease value and deferred leasing costs, net	157,957	136,721
Deferred financing costs, net	7,333	8,236
Restricted cash	13,773	14,207
Other assets	6,206	2,920

Total Assets	$1,099,727	$1,013,287

Liabilities and Stockholders’ Equity
Notes payable under line of credit	$36,000	$44,000
Mortgage loans	457,701	453,498
Other secured loans	22,000	22,000
Accounts payable and other accrued liabilities	13,513	12,789
Accrued dividends and distributions	—	8,276
Acquired below market leases, net	44,868	37,390
Security deposits and prepaid rents	5,311	6,276

Total liabilities	579,393	584,229

Minority interests in consolidated joint ventures	149	997
Minority interests in operating partnership	250,592	254,862

Stockholders’ equity:
Preferred Stock; $0.01 par value; 20,000,000 authorized: 8.50% Series A Cumulative Redeemable Preferred Stock, $103,500,000 liquidation preference, ($25 per share), 4,140,000 issued and outstanding	99,297	—
Common Stock; $0.01 par value; 100,000,000 authorized, 21,421,300 shares issued and outstanding	214	214
Additional paid-in capital	182,095	182,411
Dividends in excess of earnings	(13,271)	(9,517)
Accumulated other comprehensive income, net	1,258	91

Total stockholders’ equity	269,593	173,199

Total liabilities and stockholders’ equity	$1,099,727	$1,013,287

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Digital Realty Trust, Inc. Reports 2005 First Quarter Financial Results and Increases Full Year FFO Guidance

May 11, 2005

Digital Realty Trust, Inc.

Period Ended March 31, 2005

Reconciliation of Net Income (Loss) to Funds From Operations (FFO)

(in thousands, except share and unit data)

Net income	$1,468
Plus minority interests in operating partnership	2,159
Plus real estate related depreciation and amortization	12,143

FFO	$15,770

Basic and diluted FFO per share and unit	$0.30

Total common stock and units outstanding
Basic	52,942,731
Diluted	53,056,916

Note Regarding Funds From Operations

Digital Realty Trust calculates Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Digital Realty Trust also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

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